Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

On July 20, 2016 Bank of the Ozarks, Inc. (the “Company” or “Ozarks”) and its wholly-owned bank subsidiary, Bank of the Ozarks (“Bank”), completed its acquisition of Community & Southern Holdings, Inc. (“C&S”) and its wholly-owned bank subsidiary, Community & Southern Bank (“C&S Bank”) pursuant to the previously announced agreement and plan of merger dated October 19, 2015 (the “C&S Merger Agreement”). Pursuant to the C&S Merger Agreement, (i) C&S merged with and into the Company, with the Company continuing as the surviving corporation, and (ii) C&S Bank merged with and into the Bank, with the Bank continuing as the surviving bank effective July 20, 2016 (collectively, the C&S Merger”).

Pursuant to the terms of the C&S Merger Agreement, each share of C&S common stock issued and outstanding immediately prior to the closing was converted into the right to receive 0.5464 of a share of the Company’s common stock. All fractional shares were paid in cash. As a result of the closing of the C&S Merger, the Company issued 20,983,815 shares of its common stock to C&S stockholders and to holders of all outstanding C&S stock options, restricted stock units, deferred stock units and warrants (net of shares withheld for taxes).

On July 21, 2016, the Company announced completion of its acquisition of C1 Financial, Inc. (“C1”) pursuant to the previously announced Agreement and Plan of Merger dated November 9, 2015 (the “C1 Merger Agreement”) whereby C1 merged with and into the Company (the “C1 Merger”) and C1’s wholly-owned bank subsidiary, C1 Bank, merged with and into the Bank, effective July 21, 2016.

Pursuant to the terms of the C1 Merger Agreement, each share of issued and outstanding C1 common stock was converted into the right to receive 0.6283 of a share of the Company’s common stock. All fractional and de minimis shares were paid in cash. In addition, immediately after the effective time of the C1 Merger and in accordance with the terms of the Brazilian standby purchase agreement dated December 21, 2015, the Company sold certain C1 Bank loans (“Brazilian Loans”) to a limited partnership owned 100% by CBM Holdings Qualified Family, L.P. (an entity that owned approximately 21% of C1’s outstanding shares), in exchange for shares of the Company’s common stock payable to such C1 shareholder in the C1 Merger equal to the aggregate purchase price of the Brazilian Loans. As a result of the closing of the C1 Merger, the Company issued 9,370,587 shares of its common stock to C1 shareholders, net of the shares redeemed in exchange for the Brazilian Loans.

The following unaudited pro forma combined consolidated financial statements have been prepared using the acquisition method of accounting, giving effect to the acquisitions of C&S and C1, including pro forma assumptions and adjustments related to the acquisition of C&S and C1, as described in the accompanying notes to the unaudited pro forma combined consolidated financial statements. The proforma adjustments are the preliminary estimates of the fair value adjustments necessary to adjust those acquired assets and assumed liabilities to estimated fair value. As provided for under GAAP, management has up to twelve (12) months following the date of acquisition to finalize the fair value of the acquired assets and assumed liabilities. The unaudited pro forma combined consolidated balance sheet combines the historical financial information of the Company, C&S and C1 as of June 30, 2016, and assumes that the C&S Merger and C1 Merger were completed on that date. The unaudited pro forma combined consolidated statements of income for the six months ended June 30, 2016 give effect to the C&S and C1 Mergers as if these transactions had been completed on January 1, 2015.

As required, these unaudited pro forma combined consolidated financial statements include adjustments which give effect to the events that are directly attributable to the mergers and are factually supportable. In addition, the accompanying unaudited pro forma combined income statement does not include any pro forma adjustments to reflect expected costs savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one time transaction related costs.

The following unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments require management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with: (i) the accompanying notes to the unaudited pro forma combined consolidated financial statements, (ii) the Company’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2016 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, incorporated by reference herein, and (iii) C&S’ separate unaudited historical consolidated financial statements and accompanying notes as of June 30, 2016 and for the three months and six months ended June 30, 2016, included in Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on the date hereof.

Unaudited Pro Forma Combined Consolidated Balance Sheet

As of June 30, 2016

	Ozarks Historical	C&S Historical	C&S Pro Forma Adjustments		C1 Historical	C1 Pro Forma Adjustments		Pro Forma Combined
	(Dollars in thousands)
Assets
Cash and due from banks	$800,583	$93,421	$(12,336	) (a)	$193,177	$(26	) (A)	$1,074,819
Federal funds sold and interest earning assets	5,943	—	—		—	—		5,943

Cash and cash equivalents	806,526	93,421	(12,336)		193,177	(26)		1,080,762
Investment securities	824,399	499,513	4,063	(b)	10,434	(28	) (K)	1,338,381
Non-purchased loans and leases	8,214,900	3,119,079	(3,119,079	) (c)	1,377,498	(1,377,498	) (B)	8,214,900
Purchased loans	1,515,104	—	3,119,079	(c)	—	1,377,498	(B)	5,873,100
			(68,789	) (d)		(42,125	) (C)
						(27,667	) (D)
Allowance for loan and lease losses	(65,133)	(42,395)	42,395	(e)	(7,272)	7,272	(E)	(65,133)

Net loans	9,664,871	3,076,684	(26,394)		1,370,226	(62,520)		14,022,867
Premises and equipment, net	305,475	73,621	32,684	(f)	64,125	15,696	(F)	491,601
Foreclosed assets	23,328	6,653	(170	) (g)	21,118	(880	) (G)	49,562
Accrued interest receivable	35,256	9,763	(206	) (k)	3,962	(134	) (K)	48,641
Bank owned life insurance	348,033	86,377	—		36,226	—		470,636
Goodwill	126,289	44,514	(44,514	) (h)	249	(249	) (H)	663,397
			350,768	(h)		186,340	(H)
Other intangible assets, net	23,615	12,289	(12,289	) (i)	588	(588	) (I)	65,043
			33,554	(i)		7,874	(I)
Deferred income taxes	75,947	27,438	7,970	(j)	1,193	11,429	(J)	123,977
Other, net	45,840	21,755	(2,668	) (k)	8,880	(3,972	) (K)	69,835

Total assets	$12,279,579	$3,952,028	$330,462		$1,710,178	$152,942		$18,425,189

Liabilities and Stockholders’ Equity
Deposits:
Demand non-interest bearing	$1,647,825	$499,748	$—		$358,704	—		$2,506,277
Savings and interest bearing transaction	5,135,981	1,550,959	—		659,091	—		7,346,031
Time	3,411,266	1,244,035	11,813	(l)	266,192	2,779	(L)	4,936,085

Total deposits	10,195,072	3,294,742	11,813		1,283,987	2,779		14,788,393
Repurchase agreements	53,997	—	—		—	—		53,997
Other borrowings	42,053	150,000	—		209,000	2,558	(M)	403,611
Subordinated notes	222,324	—	—		—	—		222,324
Subordinated debentures	117,962	—	—		—	—		117,962
Accrued interest payable and other liabilities	88,059	16,624	21,369	(m)	5,961	10,437	(N)	142,450

Total liabilities	10,719,467	3,461,366	33,182		1,498,948	15,774		15,728,737

Stockholders’ equity:
Common stock	907	369	210	(a)	16,101	94	(A)	1,211
			(369	) (n)		(16,101	) (O)
Additional paid-in capital	755,782	375,796	787,732	(a)	148,122	348,304	(A)	1,891,818
			(375,796	) (n)		(148,122	) (O)
Retained earnings	785,126	109,813	(109,813	) (n)	47,007	(47,007	) (O)	785,126
Accumulated other comprehensive income	15,106	4,684	(4,684	) (n)	—	—		15,106

Total stockholders’ equity before noncontrolling interest	1,556,921	490,662	297,280		211,230	137,168		2,693,261
Noncontrolling interest	3,191	—	—		—	—		3,191

Total stockholders’ equity	1,560,112	490,662	297,280		211,230	137,168		2,696,452

Total liabilities and stockholders’ equity	$12,279,579	$3,952,028	$330,462		$1,710,178	$152,942		$18,425,189

Common shares outstanding (thousands)	90,745		20,984			9,371		121,100

Unaudited Pro Forma Combined Consolidated Income Statement

For the Six Months Ended June 30, 2016

	Ozarks Historical	C&S Historical	C&S Pro forma Adjustments		C1 Historical	C1 Pro forma Adjustments		Pro Forma Combined
	(Dollars in thousands)
Interest income:
Loans and leases, including purchased loans	$240,780	$81,821	$7,499	(o)	$40,620	$2,041	(P)	$372,761
Investment securities	11,871	6,224	—		7	—		18,102
Other	19	305	—		590	—		914

Total interest income	252,670	88,350	7,499		41,217	2,041		391,777
Interest expense:
Deposits	18,063	9,550	(1,452	) (p)	3,004	(323	) (Q)	28,842
Repurchase agreements	42	—	—		—			42
Other borrowings	595	56	—		2,034	(630	) (R)	2,055
Subordinated notes	283	—	—		—	—		283
Subordinated debentures	2,132	—	—		—	—		2,132

Total interest expense	21,115	9,606	(1,452)		5,038	(953)		33,354

Net interest income	231,555	78,744	8,951		36,179	2,994		358,423
Provision for loan and lease losses	6,851	4,626	—		(1,336)	—		10,141

Net interest income after provision	224,704	74,118	8,951		37,515	2,994		348,282

Non-interest income
Service charges on deposit accounts	15,776	6,527	—		1,206	—		23,509
Mortgage lending income	3,341	1,020	—		—	—		4,361
Trust income	3,080	—	—		—	—		3,080
Bank owned life insurance income	5,605	1,337	—		497	—		7,439
Other income from purchased loans, net	7,651	—	—		—	—		7,651
Gains (losses) on sales of other assets	2,025	2,036	—		1,708	—		5,769
Other	5,119	3,426	—		671	—		9,216

Total non-interest income	42,597	14,346	—		4,082	—		61,025

Non-interest expense:
Salaries and employee benefits	48,282	23,160	—		10,624	—		82,066
Net occupancy and equipment	16,918	6,177	772	(q)	3,908	354	(S)	28,129
Other operating expenses	33,414	19,138	2,397	(r)	9,897	656	(T)	65,502

Total non-interest expenses	98,614	48,475	3,169		24,429	1,010		175,697

Income before taxes	168,687	39,989	5,782		17,168	1,984		233,610
Provision for income taxes	62,497	14,286	2,260	(s)	6,919	775	(U)	86,737

Net income (loss)	106,190	25,703	3,522		10,249	1,209		146,873
Net income attributable to noncontrolling interest	(28)	—	—		—	—		(28)

Net income available to common stockholders	$106,162	$25,703	$3,522		$10,249	$1,209		$146,845

Basic earnings per common share:
Earnings (loss) per share	$1.17	$0.70			$0.64			$1.21
Weighted average shares outstanding (thousands)	90,708	36,969			16,101			121,063
Diluted earnings per common share:
Earnings (loss) per share	$1.16	$0.63			$0.64			$1.21
Weighted average shares outstanding (thousands)	91,268	40,908			16,101			121,623

Notes to Unaudited Pro Forma Combined Consolidated Financial Information

As of and for the Six Months Ended June 30, 2016

(a)	This represents the C&S merger consideration of $800.3 million, consisting of 20,983,815 of common stock issued at the closing price of $37.55 on July 20, 2016 and $12.3 million of cash withheld for taxes.
(b)	Includes Ozarks’ adjustment of C&S’ held-to-maturity investment securities portfolio to estimated fair value.
(c)	This adjustment is to reclassify the non-purchased loans and leases to purchased loans and leases.
(d)	Includes Ozarks’ adjustment to record C&S’ loan portfolio and foreclosed assets at estimated fair value. The estimated purchase accounting adjustment for the acquired loan portfolio is comprised of approximately $33.9 million of non-accretable credit adjustments, approximately $87.3 million of accretable interest rate adjustments and $52.4 million of reversals of C&S discounts and net deferred fees.
(e)	Includes the elimination of C&S’ allowance for loan losses.
(f)	Includes the fair value adjustment of C&S’ premises and equipment based on independent third party appraisals net of the write-down of certain leasehold improvements, signage and certain computer equipment.
(g)	This adjustment represents the adjustment to record acquired foreclosed assets at fair value.
(h)	This adjustment represents the estimated purchase price allocation for C&S, assuming the transaction closed on June 30, 2016, and is calculated as follows (in thousands):

Total purchase price	$800,278
Less: equity at book value	(490,662)
Elimination of allowance for loan losses	(42,395)
Current and deferred taxes	(7,970)
Estimated transaction costs and contract buyouts	21,369
Reversal of previously recorded core deposit intangible	12,289
Reversal of previously recorded goodwill	44,514
Allocated to:
Investment securities - HTM	(4,063)
Loans and foreclosed assets	68,959
Premises and equipment	(32,684)
Core deposit intangible	(33,554)
Other assets	2,874
Time deposits	11,813

Goodwill	$350,768

(i)	This adjustment includes the core deposit intangible asset to be recorded, net of the elimination of previously recorded core deposit intangible.
(j)	This adjustment includes current and deferred income tax assets and liabilities recorded to reflect the differences in the carrying values of the acquired assets and the assumed liabilities for financial reporting purposes and the cost basis for federal income tax purposes.
(k)	Includes Ozarks’ estimate of the write-off of certain other assets to estimated fair value in the C&S merger transaction.
(l)	Includes the write-up of assumed time deposits in the C&S merger transaction to reflect a current market rate of interest.
(m)	This adjustment represents the accrual of certain costs and contract buyouts incurred in connection with the merger transaction. The details of such amounts are as follows (in thousands):

Financial advisor fee	$8,118
Estimated employment contract costs	6,816
Estimated contract termination costs	4,709
Estimated attorneys and accountants fees	182
Other transaction costs	1,544

Total transaction costs	$21,369

(n)	This adjustment represents the elimination of the historical equity of C&S.
(o)	This adjustment includes Ozarks’ estimate of the expected accretion that would have been recorded in the first six months of 2016 assuming the C&S merger transaction closed on January 1, 2015 and using a weighted average maturity of approximately 6.7 years. The estimated accretion adjustments, net of C&S’ discount and deferred fees, are approximately $25.1 million in year 1, approximately $12.9 million in year 2, approximately $7.1 million in year 3, approximately $4.6 million in year 4, approximately $2.4 million in year 5 and approximately $8.1 million thereafter.

(p)	This adjustment includes Ozarks’ estimate of the expected accretion of the fair value adjustment on assumed time deposits that would have been recorded during the first six months of 2016 assuming the C&S merger transaction closed on January 1, 2015 and using a weighted-average maturity of approximately 1.2 years. The estimated accretion adjustments are approximately $5.7 million in year 1, approximately $2.6 million in year 2, approximately $2.0 million in year 3, approximately $1.3 million in year 4, and approximately $0.2 million in year 5.
(q)	This represents the estimated increase in depreciation expense during the first six months of 2016 related to the pro forma adjustment to premises and equipment from the C&S merger transaction, assuming the transaction closed on January 1, 2015.
(r)	This represents the expected amortization during the first six months of 2016 of the core deposit intangible acquired in the C&S merger transaction, assuming the transaction closed on January 1, 2015. The estimated useful life is estimated to be seven years.
(s)	This represents income tax expense on the pro forma adjustments at Ozarks’ statutory federal and state income tax rate of 39.09%.

(A)	This represents the C1 merger consideration of $376.1 million, consisting of 9,370,587 of common stock issued at the closing price of $37.18 on July 21, 2016 net of the shares redeemed in exchange for the Brazilian Loans plus cash paid for de minimis and fractional shares.
(B)	This adjustment is to reclassify the non-purchased loans and leases to purchased loans and leases.
(C)	This adjustment represents Ozarks’ estimate of the necessary write-down of C1’s loan portfolio and foreclosed assets to estimated fair value. The estimated purchase accounting adjustment for the acquired loan portfolio is comprised of approximately $18.9 million of non-accretable credit adjustments, approximately $31.9 million of accretable interest rate adjustments and partially offset by the elimination of $8.6 million of C1 discounts and net deferred fees.
(D)	The adjustment represents the sale of the Brazilian Loans in exchange for common shares issued as a part of the C1 merger consideration.
(E)	This adjustment represents the elimination of C1’s allowance for loan losses.
(F)	This adjustment represents the estimated fair value adjustment of C1’s premises and equipment, including the write-down of certain leasehold improvements, signage and computer equipment.
(G)	This adjustment represents the adjustment to record acquired foreclosed assets at fair value.
(H)	This adjustment represents the estimated purchase price allocation for C1, assuming the transaction closed on June 30, 2016, and is calculated as follows (in thousands):

Total purchase price	$376,091
Less: equity at book value	(211,230)
Elimination of allowance for loan losses	(7,272)
Current and deferred taxes	(11,429)
Estimated transaction costs and contract buyouts	10,437
Elimination of previously recorded core deposit intangible	588
Elimination of previously recorded goodwill	249
Allocated to:
Loans and foreclosed assets	43,005
Premises and equipment	(15,696)
Core deposit intangible	(7,874)
Other assets	4,134
Time deposits	2,779
Other borrowings	2,558

Goodwill	$186,340

(I)	This adjustment includes the core deposit intangible asset to be recorded, net of the elimination of previously recorded core deposit intangible.
(J)	This adjustment includes current and deferred income tax assets and liabilities recorded to reflect the differences in the carrying values of the acquired assets and the assumed liabilities for financial reporting purposes and the cost basis for federal income tax purposes.
(K)	This adjustment represents the write down of certain other assets to estimated fair value.
(L)	This adjustment represents the estimated write-up of assumed time deposits to reflect a current market rate of interest.
(M)	This adjustment represents the estimated write-up of assumed other borrowings to reflect a current market rate of interest.

(N)	This adjustment represents the accrual of certain costs and contract buyouts expected to be incurred in connection with the merger transaction. The details of such amounts are as follows (in thousands):

Financial advisor fee	$5,139
Estimated employment contract and other employee costs	3,849
Estimated attorneys and accountants fees	172
Other transaction costs	1,277

Total transaction costs	$10,437

(O)	This adjustment represents the elimination of the historical equity of C1.
(P)	This adjustment includes Ozarks’ estimate of the expected accretion that would have been recorded in the first six months of 2016 assuming the C1 merger transaction closed on January 1, 2015 and using a weighted average maturity of approximately 7.2 years. The estimated accretion adjustments, net of C1’s discount and deferred fees, are approximately $7.6 million in year 1, approximately $3.7 million in year 2, approximately $2.1 million in year 3, approximately $1.6 million in year 4, approximately $1.1 million in year 5 and approximately $7.2 million thereafter.
(Q)	This adjustment includes Ozarks’ estimate of the expected accretion of the fair value adjustment on assumed time deposits that would have been recorded during the first six months of 2016 assuming the C1 merger transaction closed on January 1, 2015 and using a weighted-average maturity of approximately 1.1 years. The estimated accretion adjustments are approximately $1.3 million in year 1, approximately $0.6 million in year 2, approximately $0.4 million in year 3, approximately $0.2 million in year 4, and approximately $0.1 million in year 5 and $0.2 million thereafter.
(R)	This adjustment represents the amount of accretion on other borrowings assumed from C1 that would have been recorded in the first six months of 2016 assuming the transaction closed on January 1, 2015. The estimated accretion adjustments are approximately $1.5 million in year 1, approximately $1.3 million in year 2, approximately $1.0 million in year 3, approximately $0.6 million in year 4, and approximately $0.1 million in year 5 and $0.1 million thereafter.
(S)	This represents the estimated increase in depreciation expense during the first six months of 2016 related to the pro forma adjustment to premises and equipment from the C1 merger transaction, assuming the transaction closed on January 1, 2015.
(T)	This represents the expected amortization during the first six months of 2016 of the core deposit intangible acquired in the C1 merger transaction, assuming the transaction closed on January 1, 2015. The estimated useful life is estimated to be six years.
(U)	This represents income tax expense on the pro forma adjustments at Ozarks’ statutory federal and state income tax rate of 39.09%.